CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form S-1 Registration Statement Under The Securities Act of 1933 of our report dated March 6, 2012, included in the Annual Report for the years ended December 31, 2011 and 2010, relating to the financial statements of GenSpera, Inc., which appear in such Registration Statement and related Prospectus for the registration of shares of its common stock.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, New York

April 23, 2012